Exhibit 99.1

G. Janelle Frost, President and CEO AMERISAFE 337.463.9052

AMERISAFE APPOINTS NEW CHIEF FINANCIAL OFFICER

DeRidder, LA – April 16, 2026 – AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high hazard industries, today announced that Guillermo A. Ramos will become the Company’s Executive Vice President and Chief Financial Officer effective May 7, 2026.

Mr. Ramos is currently the Head of Finance Strategy and formerly Senior Vice President for Hiscox US. Previously, he served as Vice President, Global Consumer Solutions for Equifax and as the Senior Financial Officer, FP&A International.

Janelle Frost, AMERISAFE’s Chief Executive Officer, commented: “We are excited to welcome Guillermo to the AMERISAFE leadership team. He brings not only strong financial and strategic expertise, but also a collaborative leadership style that fits our culture. Guillermo’s experience guiding organizations through growth and change positions him well to support AMERISAFE’s continued success.”

About AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, services, manufacturing and maritime. AMERISAFE actively markets workers’ compensation insurance in 27 states.